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                             IN FOCUS SYSTEMS, INC.
                      CALCULATIONS OF NET INCOME PER SHARE


                            Three Months Ended March 31,
                            ---------------------------------------------------
                            1997                        1996
                            -----------------------     -----------------------
                            Primary   Fully Diluted     Primary   Fully Diluted
                            -----------------------     -----------------------

Weighted Average Shares
Outstanding for the Period   10,743,476  10,743,476      10,953,644  10,953,644

Dilutive Common Stock
Options Using the Treasury
Stock Method                    313,215     312,998        556,970      557,750
                            -----------------------     -----------------------
 Total Shares Used for Per
 Share Calculations          11,056,691  11,056,474     11,510,614   11,511,394
                            -----------------------     -----------------------
                            -----------------------     -----------------------

 Net Income                 $ 4,400,000 $ 4,400,000    $ 6,991,000 $  6,991,000
                            -----------------------     -----------------------
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 Net Income Per Share       $      0.40 $      0.40    $      0.61 $       0.61
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